Exhibit 99.01

Viisage and Identix Merge to Form L-1 Identity Solutions, Reflecting a Singular Focus on Protecting and Securing Personal Identities; Company’s Stock Will Trade at NYSE:ID; CEO and Chairman Robert LaPenta to Ring Opening Bell Tomorrow

STAMFORD, Conn.—(BUSINESS WIRE)—Aug. 29, 2006—The merger between Viisage Technology, Inc. (NASDAQ: VISG) and Identix Incorporated (NASDAQ: IDNX) was approved by shareholders and the Boards of Directors of both companies today, with the combined company now operating as L-1 Identity Solutions, Inc. The company’s shares will trade on the New York Stock Exchange as “ID” beginning August 30, 2006.

The portfolio of L-1 Identity Solutions companies - Viisage and Identix, together with Integrated Biometric Technology, SecuriMetrics, Inc., and Iridian Technologies, Inc. - offers the most comprehensive and technologically-advanced set of solutions for protecting and securing personal identities and assets. The L-1 Identity Solutions companies have a combined 20-year history of trust and reliability in the private and public sector gained by solving the toughest problems associated with credentialing and managing human identity.

L-1 Identity Solutions will be led by Robert V. LaPenta, Chairman of the Board, President and Chief Executive Officer. Mr. LaPenta is set to ring the opening bell of the New York Stock Exchange tomorrow, Wednesday, August 30, 2006 at 9:30 a.m. to commemorate the company’s first full day of trading on the Exchange.

“This is truly a defining moment for the company as we head into a new era of delivering customer-focused solution sets that combine the industry’s best and most innovative technology, together with deep insight into our customers’ unique needs,” said Robert V. LaPenta, Chairman of the Board, President and Chief Executive Officer of L-1 Identity Solutions. “We are setting a new standard for the industry with our approach and will continue to seek ways in which we can act as leaders of positive change for the industry.”

Based on Viisage’s closing price on Monday, August 28, 2006, L-1 Identity Solutions has an aggregate market capitalization of approximately $1.1 billion. The Company expects fourth quarter revenue of approximately $60 million and Adjusted EBITDA of $15-$17 million.

Customer-Focused Solutions

L-1 Identity Solutions is deeply committed to meeting the needs of its customers. To continue to leverage relationships and intellectual property acquired through decades of servicing individual client needs, the pre-existing companies will continue to operate and develop their products and services as divisions of L-1 Identity Solutions. This includes Viisage, Identix, Integrated Biometric Technologies, SecuriMetrics and Iridian.

L-1 Identity Solutions also developed a set of highly focused solutions that combines the best products and services of the respective companies to address the identity needs of specific customer sets. These include a focus on the federal, civil, criminal, commercial, border and management markets. Customers can use the L-1 Identity Solution offerings as best-of-breed point products, or together as an end-to-end solution for solving a variety of identity-related challenges.

“The emergence of L-1 Identity Solutions as a best-of-breed and end-to-end identity management company signifies the coming-of-age of biometric technology specifically and all advanced identity authentication and verification applications holistically,” commented Frost & Sullivan Business & Financial Services Analyst, Rob Allen. “The new organization is well-positioned globally to be involved in critical government deployments as well as commercial applications of all sizes. L-1 will appeal to all client types because it has strong capabilities in core identity management solutions, an experienced management team and driven technical staff.”

Company Offers a Unique and Strategic Combination

The L-1 Identity Solutions companies offer added value to customers and investors that includes:

—	Experienced management team executing a strategic growth plan that is based on a disciplined fiscal approach developed through decades of professional company management experience.

—	Notable Board of Directors that includes former directors of the FBI and CIA, former Deputy Secretary of the Department of Homeland Security, and others who bring first-hand knowledge and experience in the world’s most challenging identity-related security environments.

—	Comprehensive end-to-end solutions designed for specific customer markets that encompass the identification of people through biometrics; proofing, enrollment, process and verification of identity data; and production and authentication of secure identity credentials.

—	Multi-modal biometric offering for mobile and fixed operating environments that combines the most accurate means of recognizing an individual via their fingerprint, facial image and iris pattern.

—	Meeting federal identity needs at all levels, from federal agencies and programs such as Homeland Security Presidential Directive 12 (HSPD-12), passports and visas; to federal mandates such as Transportation Workers Identification Card (TWIC), U.S. DoD Common Access Card (CAC), and Registered Traveler Program (RT).

—	Addressing each step of the secure credentialing process, from identity proofing and enrollment, to verification and issuance. The company has developed more than 2,000 card types and produced in excess of 165 million identification credentials across the U.S. and globally including national ID cards, voter registration cards, entitlements cards and driver’s licenses.

Management Team Reflects Deep Industry Expertise

The L-1 Identity Solutions management team represents individuals across the various organizations, including partners from private equity firm L-1 Investment Partners and senior executives from the merged and acquired companies. The senior executive team includes:

—	Chairman of the Board, President and Chief Executive Officer, Robert LaPenta

—	Executive Vice President, Chief Strategic Officer, Dr. Joseph Atick

—	Executive Vice President, Chief Financial Officer and Treasurer, James DePalma

—	Executive Vice President, Chief Legal Officer and Secretary, Mark Molina

—	Executive Vice President, Chief Marketing Officer, Joseph Paresi

—	Executive Vice President, Corporate Communications, Doni Fordyce

—	Senior Vice President, Finance & Chief Accounting Officer, Vincent D’Angelo

—	Senior Vice President and Chief Technology Officer, Dr. Mohamed Lazzouni

—	President of Identix, Inc., Jim Moar

—	President and Chief Executive Officer of SecuriMetrics, Inc., Greg Peterson

—	Chief Executive Officer of IBT, Charles Carroll

—	President of the Secure Credentialing Division (formerly Viisage), Jim Ebzery

LaPenta added, “I believe that with L-1 Identity Solutions, we have assembled the best talent, technology and experience in the industry to ensure our success in protecting and securing our borders, individual identities, assets and facilities.”

About L-1 Identity Solutions

L-1 Identity Solutions (NYSE: ID), formed in 2006 from the merger of Viisage and Identix, offers a comprehensive set of products and solutions for protecting and securing personal identities and assets. Leveraging the industry’s most advanced multi-modal biometric platform for finger, face and iris recognition, our solutions provide a circle of trust around all aspects of an identity and the credentials assigned to it — including proofing, enrollment, issuance and usage. With the trust and confidence in individual identities provided by L-1 Identity Solutions, government entities, law enforcement and border management agencies, and commercial enterprises can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions is headquartered in Stamford, CT. For more information, visit www.l1id.com.

Adjusted EBITDA

Viisage uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of FAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing Viisage’s financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, Viisage can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance.

Viisage considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical operating trend. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company’s profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. Viisage believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities.

The estimated fourth quarter range of Adjusted EBITDA of $15 to $17 million has been determined by adjusting the estimated net income range of $4.0 to $6.0 million by estimated income taxes of $0.6 million, estimated interest income, net of estimated interest expense of $0.3 million, depreciation and amortization of $9.7 million and stock-based compensation expense of $1.0 million.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by L-1 Identity Solutions through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are or may become a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. In addition, such risks and uncertainties include, among others, the following risks: L-1 Identity Solutions will not achieve the expected benefits from the merger, that customers and partners will not react favorably to the merger, risks associated with fully integrating the combined company, the risk that L-1 Identity Solutions may be unable to achieve cost-cutting synergies, and other risks described in Viisage’s and Identix’ Securities and Exchange Commission filings, including the Registration Statement on Form S-4 and related proxy statement filed with the SEC in connection with the transaction, Viisage’s Annual Report on Form 10-K/A for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q/A for the quarter ended March 31, 2006 and Form 10Q for the quarter ended June 30, 2006 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Identix’ Annual Report on Form 10-K for the year ended June 30, 2005 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005, December 31, 2005 and March 31, 2006 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” L-1 Identity Solutions expressly disclaims any obligation to update any forward-looking statements.

CONTACT: L-1 Identity Solutions

Doni Fordyce, 203-504-1109

dfordyce@l-1ip.com

SOURCE: Viisage Technology, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Viisage’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.